1 T. ROWE PRICE GROUP, INC. VALUE CREATION INCENTIVE PLAN ARTICLE I PURPOSE OF THE PLAN This plan shall be known as the T. Rowe Price Group, Inc. Value Creation Incentive Plan (the “Plan”) and shall be effective as of April 21, 2026, which is the date of the Plan’s adoption by the Board (the “Effective Date”). The purpose of the Plan is to enable Oak Hill Advisors, L.P., a Delaware limited partnership (the “Company”) and a subsidiary of T. Rowe Price Group, Inc. (“T. Rowe”), to incentivize certain employees by providing an opportunity to receive a percentage of the Value Creation Pool. ARTICLE II DEFINITIONS For purposes of the Plan, capitalized terms used herein that are not otherwise defined shall have the meanings set forth below: 2.1 “Affiliate” means (a) any subsidiary corporation of T. Rowe (or its successors) within the meaning of Code Section 424(f), (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by T. Rowe (or its successors) or (c) any other entity (including its successors) which is designated as an Affiliate by the Board. 2.2 “Award” means an award granted under the Plan entitling a Participant to receive a portion of the Value Creation Pool based on the Participant’s Award Percentage. Awards under the Plan will be granted pursuant to a written Award notice, a general form of which is attached hereto as Exhibit A. 2.3 “Award Amount” means the amount payable to a Participant under the Plan with respect to a Performance Period, determined by multiplying the Value Creation Pool for the relevant Performance Period by the Participant’s Award Percentage for the same Performance Period. 2.4 “Award Percentage” means the percentage of the Value Creation Pool to which a Participant will be entitled pursuant to the grant of an Award under the Plan. Award Percentages may be denominated in fractional percentages; provided that in no event may the aggregate Award Percentages for all outstanding Awards under the Plan with respect to any Performance Period at any given time exceed one hundred percent (100%) and; provided, further that the aggregate

2 Award Percentages allocated to Participants for all outstanding Awards under the Plan with respect to each Performance Period shall be one hundred percent (100%). 2.5 “Board” means the Board of Directors of T. Rowe. 2.6 “Business Head” means the Chief Executive Officer of the Company, or, if none, the head of the Company’s business at the applicable time. 2.7 “Change in Control” shall mean, with respect to T. Rowe, the meaning set forth in the T. Rowe Price Group, Inc. 2020 Long-Term Incentive Plan, as may be amended from time to time in accordance with its terms. Notwithstanding the foregoing, an event described in such Long- Term Incentive Plan shall be a Change in Control with respect to the payment of any amount payable under the Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code only if the event is also a change in the ownership or effective control of T. Rowe or a change in the ownership of a substantial portion of the assets of T. Rowe within the meaning of Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. 2.8 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. 2.9 “Company Change in Control” shall mean with respect to the Company, the consummation of the first transaction following the Effective Date, whether in a single transaction or in a series of related transactions, with any Person or group of related or unrelated Persons, directly or indirectly, (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) a majority of the outstanding voting securities of the Company from the existing equity holders as of the Effective Date or (b) acquire assets constituting all or substantially all (measured by value) of the assets of the Company and its subsidiaries on a consolidated basis; provided that a merger, consolidation or other reorganization involving only the Company and/or T. Rowe or any of their respective Affiliates shall not be deemed a Company Change in Control. Notwithstanding the foregoing, an event described above shall be a Company Change in Control with respect to payment of any amount payable under the Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code only if the event is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. 2.10 “ECMDC” shall mean the Executive Compensation and Management Development Committee of the Board. 2.11 “Oversight Committee” means the committee consisting of the Chief Executive Officer, Chief Financial Officer and Head of Human Resources of T. Rowe, or the individual serving in each such role based on duties and responsibilities, if not title, or each respective individual's authorized designee.

3 2.12 “Participant” means any employee of the Company who is designated as a participant with respect to a Performance Period by the Business Head in accordance with Section 4.1 hereof. 2.13 “Partner Cash Compensation Pool Plan” shall mean that certain Oak Hill Advisors, L.P. 2026 Partner Cash Compensation Pool Plan, as may be amended from time to time in accordance with its terms. 2.14 “Performance Period” means each calendar year beginning with calendar year 2027 until the Plan is terminated in accordance with its terms. 2.15 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof. 2.16 “Value Creation Pool” shall mean, for each Performance Period, a dollar amount calculated as set forth on Schedule I hereto, as may be amended from time to time. ARTICLE III ADMINISTRATION 3.1 General. The Plan shall be administered by the Business Head and the ECMDC, as described herein; provided, however, that if the Business Head is not an executive officer of T. Rowe, then each reference in this Plan to the ECMDC shall be deemed to refer to T. Rowe’s Management Compensation and Development Committee. Subject to the provisions of the Plan, the Business Head shall be authorized to (a) identify Participants, (b) award an Award Percentage in an applicable Performance Period to a Participant other than the Business Head, (c) in the event of a forfeiture of any Award Percentages or Award Amounts, reallocate the forfeited Award Percentages or Award Amounts among Participants, including any new Participant for the applicable Performance Period as identified by the Business Head, and (d) determine the conditions and restrictions, if any, subject to which the payment of Award Amounts pursuant to Awards will be made. Subject to the provisions of the Plan, the ECMDC shall be authorized to (i) certify that the conditions and restrictions applicable to the payment of Award Amounts pursuant to an Award have been met, (ii) interpret the Plan, (iii) allocate the Award Percentage in an applicable Performance Period to the Business Head and (iv) consistent with the terms of the plan adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Notwithstanding the foregoing, any Award Amounts or Award Percentages forfeited under the Plan reallocated to the Business Head shall be subject to the approval of the ECMDC. Decisions of the Business Head with respect to the matters relating to the Plan as set forth in (a) through (d) of this Section 3.1, shall be subject to oversight by the Oversight Committee acting in good faith, and shall be conclusive and binding upon the Participants, the Company and all other Persons to whom rights to receive payments hereunder have been transferred in accordance with Section 5.2 hereof. Decisions of the ECMDC with respect to the matters relating to the Plan as set forth in (i) through (iii) of this Section 3.1, shall be in the ECMDC’s sole discretion, and shall be conclusive and binding upon the Business Head, the Participants, the Company and all other Persons to whom rights to receive payments hereunder have been transferred in accordance with Section 5.2 hereof. The ECMDC may, in its sole

4 discretion, delegate to one or more officers of T. Rowe some or all of its administrative authorities as set forth herein. The validity, construction, and effect of the Plan and the rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws, rules and regulations promulgated pursuant thereto. 3.2 Plan Expenses. The expenses of the Plan shall be borne by the Company, except as otherwise expressly provided herein. 3.3 Unfunded Arrangement. Neither T. Rowe nor the Company shall be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any amount under the Plan. The Plan shall be “unfunded” for all purposes and Awards hereunder shall be paid out of the general assets of the Company as and when the Awards are payable under the Plan. All Participants shall be solely unsecured general creditors of the Company. If the Company decides in its sole discretion to establish any advance accrued reserve on its books against the future expense of the Awards payable hereunder, or if the Company decides in its sole discretion to fund a trust from which Plan benefits may be paid from time to time, such reserve or trust shall not under any circumstance be deemed to be an asset of the Plan. 3.4 Accounts and Records. The Company shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws. For the avoidance of doubt, T. Rowe shall have access to such accounts and records. 3.5 Retention of Professional Assistance. T. Rowe may employ such legal counsel, accountants and other Persons as may be required in carrying out its duties in connection with the Plan, provided that T. Rowe shall bear the expense of such legal counsel, accountants and other Persons. ARTICLE IV PARTICIPATION; GRANT AND PAYMENT OF AWARDS 4.1 Participation. Participation in the Plan shall be limited to those Participants selected by the Business Head, subject to oversight by the Oversight Committee, with respect to an applicable Performance Period. Nothing in the Plan shall interfere with or limit in any way any right of the Company or T. Rowe, as applicable, to terminate any Participant’s employment at any time and for any reason (or no reason), nor confer upon any Participant any right to continued employment with the Company or T. Rowe, as applicable, for any period of time or to continue such Participant’s present (or any other) rate of compensation. No Participant who is granted an Award under the Plan shall have any right to a grant of future Awards under the Plan. By accepting and retaining any payment under the Plan, each Participant and each Person claiming under or through such Participant shall be conclusively deemed to have indicated such Person’s acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Business Head, T. Rowe or the ECMDC, as applicable unless such Participant or Person claiming under or through such Participant returns the full amount of any such payment within thirty (30) days of the receipt. Subject to the terms and conditions of the Plan, determinations made by the Company, the Business Head, T. Rowe or the ECMDC, as applicable under the Plan need not be uniform and

5 may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. 4.2 Grant of Awards. The Business Head, subject to oversight by the Oversight Committee, shall identify the Participants to whom Awards under the Plan are granted with respect to each Performance Period beginning with the 2027 Performance Period. Awards granted under the Plan shall contain an Award Percentage and shall represent the right to receive an Award Amount to the extent earned in accordance with and subject to the terms hereof. The Business Head may impose such vesting or other restrictions or conditions on an Award granted under the Plan as he or she determines in his or her sole discretion, subject to Section 3.1 hereof. 4.3 Determination of Value Creation Pool; Time and Form of Payment of Award Amounts. Following the close of each Performance Period, the ECMDC shall certify in writing the amount of the Value Creation Pool, if any, payable for such Performance Period following the date on which the T. Rowe consolidated audit is completed for the applicable Performance Period. Subject to the provisions of Sections 4.4, 4.5 and 4.6 hereof and the satisfaction of any vesting or other condition imposed by the Business Head on an Award at the time of grant or thereafter, each Award Amount that becomes payable in respect of an Award hereunder shall be paid to the Participant in cash as part of a regular payroll cycle on or before March 15th of the year following the Performance Period to which such Award Amount relates, subject to the Participant’s continued employment with the Company or T. Rowe in good standing and not subject to any termination notice period, as applicable, through the applicable payment date. Notwithstanding the foregoing, any Award Amount that becomes payable in respect of an Award to a Participant that is or becomes subject to the Partner Cash Compensation Pool Plan in any Performance Period shall be paid in accordance therewith, including but not limited to any required deferrals under the Partner Cash Compensation Pool Plan. 4.4 Release. Upon acceptance and retention of payment of any Award Amount in respect of any Award hereunder, the Participant shall be deemed to have (a) accepted all aspects of the calculation of the Value Creation Pool with respect to the applicable Award Amount and (b) unconditionally released and discharged T. Rowe, the Company and any and all of their respective partners, Affiliates, successors and assigns and any and all of its and their past and present officers, directors, managers, partners, agents, employees and representatives from any and all claims in connection with, or in any manner related to or arising under, the Plan with respect to such Award Amount, including the determination of such Award Amount and any other matter associated therewith. 4.5 Service Requirement. Unless otherwise set forth in an Award notice or otherwise determined by the Business Head, subject to oversight by the Oversight Committee, payment of any Award Amount in respect of any Award hereunder shall be conditioned upon the Participant’s continued employment with the Company or T. Rowe in good standing and not subject to any termination notice period and, in the event of such Participant’s termination of employment or delivery of notice of termination of employment at any time or for any reason (or no reason) prior to the date of payment of the applicable Award Amount, all of a Participant’s Awards granted under the Plan shall be forfeited automatically upon such Participant’s termination of employment. Any Awards forfeited hereunder may be reallocated by the Business Head, subject to oversight by the Oversight Committee, or the ECMDC, as applicable, amongst the remaining Participants

6 (including allocation to any new Participant for such Performance Period) in accordance with the terms of the Plan, subject to Section 3.1 above. 4.6 Restrictive Covenants. In partial consideration for the grant of an Award under the Plan, a Participant’s rights with respect to the payment of any Award Amount under the Plan shall be conditioned on the Participant’s compliance with any non-competition, non-solicitation or other restrictive covenants that may be contained in any employment agreement, restrictive covenants agreement or other agreement between T. Rowe, the Company and/or their respective Affiliates, on the one hand, and the Participant, on the other hand, whether entered into prior to, on or following the Effective Date; provided, however, that the grant or payment of an Award hereunder shall not be conditioned on a Participant’s agreement to any additional restrictive covenants. If, at the time of enforcement of any restrictive covenants described in this Section 4.6, a court shall hold that the duration, scope, area or other restrictions stated in the applicable agreement are unreasonable under circumstances then existing, such provisions shall be enforceable to the maximum extent permissible under applicable law and may be modified or amended by the court to render such provisions so enforceable. In addition to any means at law or equity available to enforce such restrictive covenants (including, without limitation, injunctive relief), the Participant may, in the discretion of the Business Head, subject to oversight by the Oversight Committee, be required upon a breach of any such restrictive covenant to forfeit the Participant’s rights with respect to all or any portion of any Award hereunder. 4.7 Change in Control or Company Change in Control. Upon the occurrence of a Change in Control or Company Change in Control, the Plan will continue to operate in accordance with its terms until December 31st of the third (3rd) calendar year following the year in which such Change in Control or Company Change in Control, as applicable, occurs unless, in the Board’s sole discretion, provision is made in such Change in Control or Company Change in Control for the applicable successor in interest to either assume or have new rights substituted for Awards hereunder in comparable form, as determined by the Board. The provisions of this Section 4.7 may not be amended adversely to any Participant without the prior written consent of such Participant. ARTICLE V MISCELLANEOUS 5.1 Successors. For purposes of the Plan, the Company and T. Rowe, as applicable, shall include any and all successors or assignees, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company or T. Rowe, as applicable, and such successors and assignees shall perform the Company’s or T. Rowe’s obligations under the Plan, in the same manner and to the same extent that the Company or T. Rowe, as applicable, would be required to perform if no such succession or assignment had taken place. In the event that the surviving corporation in any transaction to which the Company or T. Rowe, as applicable, is a party is a subsidiary of another corporation, the ultimate parent corporation of such surviving corporation shall cause the surviving corporation to perform the obligations of the Company or T. Rowe, as applicable, under the Plan in the same manner and to the same extent that the Company or T. Rowe, as applicable, would be required to perform such obligations if no such succession or assignment had taken place. In such event, the term “Company,” as used in the Plan, shall mean the Company, as hereinbefore defined, and any

7 successor or assignee (including the ultimate parent corporation) to the business or assets thereof which by reason hereof becomes bound by the terms and provisions of the Plan. 5.2 Nontransferability. No Award or right to receive payment under the Plan may be transferred other than by will or the laws of descent and distribution. Any transfer or attempted transfer of an Award or a right to receive payment under the Plan contrary to this Section 5.2 shall be null and void and of no force and effect. In the event of an attempted transfer by a Participant of an Award or a right to receive payment pursuant to the Plan contrary to this Section 5.2 hereof, the Business Head or the ECMDC, as applicable, may, in his or her or its sole discretion, terminate all or any portion of such Award or right. 5.3 Withholding Taxes. The Company and/or T. Rowe shall be entitled, if necessary or desirable, to withhold from any amount due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable to such Participant under the Plan. 5.4 Amendment and Termination of the Plan. Subject to Section 4.7, the ECMDC reserves the right to amend or terminate, in whole or in part, any or all of the provisions of the Plan by action of the ECMDC (or a duly authorized committee thereof) at any time, including in order to comply with changes in the law or regulation governing the Plan or its administration or operation. 5.5 Severability. The provisions of the Plan shall be deemed severable. The invalidity or unenforceability of any provision of the Plan in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of the Plan in such jurisdiction or the validity, legality or enforceability of any provision of the Plan in any other jurisdiction, it being intended that all provisions of the Plan shall be enforceable to the fullest extent permitted by applicable law. 5.6 Titles and Headings. The headings and titles used in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. 5.7 Indemnification. In addition to such other rights of indemnification as they may have, the Business Head, the ECMDC, the Board and the Oversight Committee shall be indemnified by T. Rowe against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by T. Rowe) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any member of the Board, the ECMDC or the Oversight Committee or the Business Head shall be entitled to the indemnification rights set forth in this Section 5.7 only if such individual has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of T. Rowe and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, such individual shall give T. Rowe written notice thereof and an opportunity, at its own expense, to handle and defend the same before such individual undertakes to handle and defend it on such individual’s own behalf.

8 5.8 Governing Law; Jurisdiction; Jury Trial Waiver. The Plan and all Awards hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflict of laws provisions that would require the application of the laws of another jurisdiction. In that context, and without limiting the generality of the foregoing, T. Rowe, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award hereunder, or for the recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the federal or state court located in the district that includes Baltimore, Maryland, and agree that all claims in respect of any such proceeding shall be heard and determined in such courts, (b) consent that any such proceeding may and shall be brought in such courts and waives any objection that T. Rowe, the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such proceeding in any such court or that such proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AWARD HEREUNDER, (d) agree that service of process in any such proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of T. Rowe or the Company, at T. Rowe’s or the Company’s respective principal offices to the attention of the General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Maryland. 5.9 No Obligation; Company Discretion. No provision of the Plan or any Award granted hereunder shall be interpreted to impose an obligation on T. Rowe or its Affiliates to accept, agree to or otherwise enter into any proposed or potential Change in Control. The decision to enter into (or to reject) a proposed transaction to consummate a Change in Control, and all terms and conditions of such transaction, including the amount, timing and form of consideration to be provided in connection therewith, shall be within the sole and absolute discretion of T. Rowe. 5.10 Other Benefits. Awards under the Plan are special incentives and shall not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of T. Rowe, the Company or their respective Affiliates, unless such plan or agreement expressly provides otherwise. 5.11 Code Section 409A. The Plan is intended to either comply with, or be exempt from, the requirements of Code Section 409A. To the extent that the Plan is not exempt from the requirements of Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, T. Rowe reserves the right to amend the provisions of the Plan at any time, in consultation with the Business Head and in any manner without the consent of Participants to comply with the requirements of Code Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Code Section 409A on any payment to be made hereunder while preserving, to the maximum extent possible, the intended economic result of the Award of any affected Participant. A Participant’s right to receive installment payments pursuant to the Plan shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual

9 date of payment within the specified period shall be within the sole discretion of T. Rowe. Notwithstanding the foregoing, in no event whatsoever shall T. Rowe be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A. T. ROWE PRICE GROUP, INC.

EXHIBIT A A-1 T. ROWE PRICE GROUP, INC. VALUE CREATION INCENTIVE PLAN AWARD NOTICE [Insert Name of Participant] [Insert Address] [Insert City, State, Zip Code] Dear [Insert Name of Participant]: The purpose of this award notice (this “Award Notice”) is to inform you that you have been granted an award (the “Award”) under the T. Rowe Price Group, Inc. Value Creation Incentive Plan (the “Plan”) with respect to the [●] Performance Period. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Plan. The Award Percentage for the Award is [Insert Award Percentage]%, [which, for the avoidance of doubt, shall be equal to fifty percent (50%) of your Base Rate (as defined in the Oak Hill Advisors, L.P. 2026 Partner Cash Compensation Pool Plan)]. The payment of any Award Amount in respect of the Award will be subject in all respects to your continued employment with the Company and/or its Affiliates in good standing and not subject to any termination notice period through the date of payment of the applicable Award Amount; provided that any Participant that is or becomes subject to the Partner Cash Compensation Pool Plan in any Performance Period shall be paid in accordance therewith including but not limited to any required deferrals under the Partner Cash Compensation Pool Plan. This Award Notice and the Award hereunder are subject in all respects to the terms and conditions of the Plan. If and to the extent that this Award Notice conflicts or is inconsistent with the terms and conditions of the Plan, the Plan shall govern and control. The Plan and this Award Notice contain the entire understanding between you and the Company and its Affiliates with respect to the subject matter hereof, and supersede and cancel any and all prior or contemporaneous agreements between you and the Company and its Affiliates with respect thereto. [By your acceptance of this Award, you acknowledge and agree that no payment is or will become due or payable to you under that certain Value Creation Agreement, dated December 29, 2021, by and among T. Rowe, Glenn R. August, William H. Bohnsack, Jr., Adam B. Kertzner and Alan M. Schrager.] [SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AWARD NOTICE T. ROWE PRICE GROUP, INC. By: Name: Title: ACKNOWLEDGEMENT I hereby acknowledge that (i) I have received and reviewed a copy of the Plan, and (ii) this Award Notice, the Award and my participation in the Plan are subject in all respects to the terms and conditions of the Plan. Dated: , 20 Participant’s Signature